Exhibit 99.(h)(6)

Execution Version

JOINDER AND AMENDMENT TO

AMENDED AND RESTATED FUND SERVICES AGREEMENT

This Joinder and Amendment (this “Amendment”) to the Amended and Restated Fund Services Agreement, dated September 9, 2020, as amended or supplemented as of the date hereof (the “Principal Agreement”), among each entity managed by First Eagle Investment Management, LLC or First Eagle Alternative Credit, LLC that is set forth on Exhibit A to the Principal Agreement, each of whose principal place of business is at 1345 Avenue of the Americas, New York, NY 10105 (each, the “Customer”) and JPMorgan Chase Bank, N.A. (“J.P. Morgan”), is entered into among each of the aforementioned parties, and the New Customer (as defined below), and is effective as of November 28, 2023 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain fund administration and other associated services described therein; and

WHEREAS, the parties now further wish to update the Exhibit A to the Principal Agreement to effect changes in name of certain Customers as indicated in Exhibit A and to add First Eagle Short Duration High Yield Municipal Fund (“New Customer”) as a party to the Principal Agreement as of the Effective Date; and

WHEREAS, New Customer requests that J.P. Morgan provide, and J.P. Morgan agrees to provide, the services under the Principal Agreement to New Customer under the terms and conditions set forth in the Principal Agreement (as amended hereby).

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Exhibit A to the Principal Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(B)	New Customer shall be added as a party to the Principal Agreement, effective as of the Effective Date, and all references to “Customer” in the Principal Agreement shall include references to New Customer.

(C)	Save as varied by this Amendment, the Principal Agreement is confirmed and shall remain in full force and effect.

3.	Joinder. New Customer hereby agrees to be subject to and bound by the terms and conditions of the Principal Agreement and shall be deemed to be a party thereto as of the Effective Date.

4.	Representations. Each party represents to the other parties that all representations contained in the Principal Agreement made by such party are true and accurate as of the date of this Amendment,
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Execution Version

and that such representations are deemed to be given or repeated by such party on the date of this Amendment.

5.	Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement among the parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent, or in conflict, with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

6.	Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

[ Customer Signature Page to Follow ]

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Execution Version

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRST EAGLE FUNDS, on behalf of the separate portfolios listed on Exhibit A
FIRST EAGLE VARIABLE FUNDS, on behalf of the separate portfolios listed on Exhibit A

By:	By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	Managing Director	Title:	Managing Director

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.	FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

By:	By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	Managing Director	Title:	Managing Director

FIRST EAGLE US VALUE CAYMAN FUND, LTD.	FIRST EAGLE GOLD CAYMAN FUND LTD.

By:	By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	Managing Director	Title:	Managing Director

FIRST EAGLE CREDIT OPPORTUNITIES FUND	FIRST EAGLE GLOBAL REAL ASSETS CAYMAN FUND, LTD.

By:	By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	Managing Director	Title:	Managing Director

FIRST EAGLE GLOBAL OPPORTUNITIES FUND	FIRST EAGLE GLOBAL OPPORTUNITIES FUND, LTD.

By:	By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	Managing Director	Title:	Managing Director

[ Bank Signature Page to Follow ]

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JPMORGAN CHASE BANK, N.A.

By:
Name:	Greg Cook
Title:	Executive Director
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EXHIBIT A
LIST OF ENTITIES

First Eagle Funds

First Eagle Global Fund

First Eagle Overseas Fund

First Eagle U.S. Value Fund

First Eagle Gold Fund

First Eagle Global Income Builder Fund

First Eagle High Yield Municipal Fund

First Eagle Short Duration High Yield Municipal Fund

First Eagle Rising Dividend Fund

First Eagle Small Cap Opportunity Fund

First Eagle Global Real Assets Fund

First Eagle U.S. Smid Cap Opportunity Fund

First Eagle Variable Funds

First Eagle Overseas Variable Fund

First Eagle Global Cayman Fund, Ltd.

First Eagle Overseas Cayman Fund, Ltd.

First Eagle US Value Cayman Fund, Ltd.

First Eagle Gold Cayman Fund Ltd.

First Eagle Credit Opportunities Fund

First Eagle Global Real Assets Cayman Fund, Ltd.

First Eagle Global Opportunities Fund

First Eagle Global Opportunities Fund, Ltd.

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